UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 8, 2005

GigaBeam Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 283-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement

On August 8, 2005, GigaBeam Corporation (the “Company”) entered into a development agreement (the “Development Agreement”) with Vitesse Semiconductor Corporation (“Vitesse”) for the design, supply and development of communications integrated circuit products, including the development of a custom semiconductor wafer using indium phosphide (InP). Under the terms of the Development Agreement, the Company agreed to issue to Vitesse an initial purchase order (the “Development Order”) in the amount of $205,000 for the development of a custom semiconductor wafer. The payment terms of the Development Order are $41,000 within 30 days of Vitesse’s receipt of the Development Order and the balance payable in several installments upon Vitesse’s completion of certain development milestones. Subject to the Company placing development and/or production purchase orders of specified minimum dollar levels prior to each annual anniversary of the Agreement, Vitesse agrees that it will not compete by developing, designing or selling InP based products for radio communications applications in the 50-300 GHz frequency range. The term of the Development Agreement is five years and renewable on a year by year basis unless terminated sooner pursuant to its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation (Registrant)

Date: August 12, 2005	By:	/s/ Caroline Baldwin Kahl
Caroline Baldwin Kahl
Vice President and Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Development Agreement for Proprietary Epitaxial DHBT Structure Compatible with the VIP2 InP IC Process between the Company and Vitesse Semiconductor Corporation dated August 8, 2005.